                                  EXHIBIT 21.01

                   SIGNIFICANT SUBSIDIARIES OF THE CORPORATION



     Name of Company                 State of Incorporation or Organization
----------------------------      -------------------------------------------

  Aristech Acrylics LLC                           Kentucky


                                       51